SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         April 3, 1997 (January 2, 1996)




                       PARKER & PARSLEY PETROLEUM COMPANY
             (Exact name of Registrant as specified in its charter)




            Delaware                    1-10695                 74-2570602
(State or other jurisdiction of        Commission            (I.R.S. Employer
 incorporation or organization)        File Number        Identification Number)




   303 West Wall, Suite 101, Midland, Texas                        79701
   (Address of principal executive offices)                      (Zip code)



       Registrant's Telephone Number, including area code : (915) 683-4768


                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)




                               Page 1 of 10 pages.

ITEM 5.     Other Events

     Divestiture of Australasian Assets

     On March 28, 1996, Parker & Parsley Petroleum Company (the "Company") completed the sale of certain wholly-owned Australian subsidiaries to Santos Ltd., and on June 20, 1996, the Company completed the sale of another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., to Phillips Petroleum International Investment Company. During the year ended December 31, 1996, the Company received aggregate consideration of $237.5 million for these combined sales which consisted of $186.6 million of proceeds for the equity of such entities, $21.8 million for reimbursement of certain intercompany cash advances, and the assumption of such subsidiaries' net liabilities, exclusive of oil and gas properties, of $29.1 million. The proceeds, after payment of certain costs and expenses, were utilized to reduce the Company's outstanding bank indebtedness and for general working capital purposes.

     The assets sold to Santos Ltd. consisted primarily of properties located in the Cooper Basin in Central Australia, the Surat Basin in Northeast Australia, the Carnarvon Basin on the Northwest Shelf off the coast of Western Australia, the Otway Basin off the coast of Southeast Australia and the Central Sumatra Basin in Indonesia. At December 31, 1995, the Company's interests in these properties contained 32.1 million BOE of proved reserves (consisting of 12.4 million Bbls of oil and 118.3 Bcf of gas), representing $133.8 million of SEC 10 value.

     The wholly-owned subsidiary sold to Phillips Petroleum International Investment Company, Bridge Oil Timor Sea, Inc., has a wholly owned subsidiary, Bridge Oil Timor Sea Pty Ltd., which owns a 22.5% interest in the ZOCA 91-13 permit in the offshore Bonaparte Basin in the Zone of Cooperation between Australia and Indonesia.

     Divestiture of Domestic Assets

     The Company regularly reviews its property base for the purpose of identifying nonstrategic assets, the disposition of which would create organizational and operational efficiencies. While the Company generally does not dispose of assets solely for the purpose of reducing debt, such dispositions can have the result of furthering the Company's objective of financial flexibility through decreased debt levels. During the year ended December 31, 1996, the Company received proceeds of $58.4 million from the sale of such properties and related assets. At December 31, 1995, the domestic properties which the Company has sold contained proved reserves of 5.1 million barrels of oil and 59.8 Bcf of gas and had an aggregate SEC 10 value of $65.4 million. The proceeds from such divestitures were initially used to reduce outstanding indebtedness and subsequently to provide funding for a portion of the Company's 1996 capital expenditures, including purchases of oil and gas properties in the Company's core areas.

ITEM 7.     Financial Statements and Exhibits

     (b)   Pro Forma Financial Information:

           Pro forma financial information for the Company is included in this Report on the pages indicated below. This information has been provided to give effect to (i) the sale of certain wholly-owned Australian subsidiaries to Santos Ltd. in March 1996, (ii) the sale of Bridge Oil Timor Sea, Inc. to Phillips Petroleum International Investment Company in June 1996 and (iii) the aggregate effect of the sales of certain nonstrategic domestic oil and gas properties, gas plants, contract rights and related assets sold during the period from January 2, 1996 to December 31, 1996.

                                                                        Page
                                                                        ----

           Preliminary Statement                                          4
           Unaudited Pro Forma Combined Statement of Operations
              for the year ended December 31, 1996                        5
           Notes to Unaudited Pro Forma Combined Statement of
              Operations                                                  6

       Unaudited Pro Forma Combined Statement of Operations of the Company



       The Unaudited Pro Forma Combined Statement of Operations of the Company has been prepared to give effect to (i) the sale of certain wholly-owned Australian subsidiaries to Santos Ltd. in March 1996, (ii) the sale of Bridge Oil Timor Sea, Inc. to Phillips Petroleum International Investment Company in June 1996 (items (i) and (ii) collectively the "Australasian Assets") and (iii) the aggregate effect of the sales of certain nonstrategic domestic oil and gas properties, gas plants, contract rights and related assets sold during the period from January 2, 1996 to December 31, 1996 (collectively the "1996 Assets Sold"). The Unaudited Pro Forma Combined Statement of Operations of the Company is not necessarily indicative of the financial results for the period presented had the sale of the Australasian Assets and the 1996 Assets Sold taken place on January 1, 1996. In addition, future results may vary significantly from the results reflected in the accompanying Unaudited Pro Forma Combined Statement of Operations because of normal production declines, changes in product prices and future acquisitions and divestitures, among other factors. This information should be read in conjunction with the Consolidated Financial Statements of the Company (and the related notes) included in the Annual Report on Form 10-K for the year ended December 31, 1996.

                       PARKER & PARSLEY PETROLEUM COMPANY
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          Year ended December 31, 1996
                 (in thousands, except share and per share data)



                                                                     1996
                                          The       Australasian    Assets     Pro Forma    Pro Forma
                                        Company          Assets      Sold       Entries     Combined
                                      -----------   ------------   ---------   ---------   -----------
Revenues:
  Oil and gas                         $   396,931    $  (10,591)   $ (11,780)              $   374,560
  Natural gas processing                   23,814           -           (630)                   23,184
  Interest and other                       17,458          (130)         -                      17,328
  Gain on disposition of
    assets, net                            97,140       (83,260)     (13,880)                      -
                                       ----------     ---------     --------                ----------
                                          535,343       (93,981)     (26,290)                  415,072
                                       ----------     ---------     --------                ----------
Cost and expenses:
  Oil and gas production                  110,334        (3,300)      (5,489)                  101,545
  Natural gas processing                   12,528           -           (579)                   11,949
  Depletion, depreciation and
    amortization                          112,134        (4,217)      (3,288)                  104,629
  Exploration and abandonments             23,030        (1,435)      (1,408)                   20,187
  General and administrative               28,363        (1,732)         -                      26,631
  Interest                                 46,155        (1,100)         -     (4,335)(a)       40,720
  Other                                     2,451           -            -                       2,451
                                       ----------     ---------     --------                ----------
                                          334,995       (11,784)     (10,764)                  308,112
                                       ----------     ---------     --------                ----------
Income from continuing operations
  before income taxes                     200,348       (82,197)     (15,526)                  106,960
Income tax provision                      (60,100)          -            -     22,700 (b)      (37,400)
                                       ----------     ---------     --------                ----------
Income from continuing operations     $   140,248    $  (82,197)   $ (15,526)              $    69,560
                                       ==========     =========     ========                ==========
Income from continuing operations
  per share:
    Primary                           $      3.92                                          $      2.16
                                       ==========                                           ==========
  Fully diluted                       $      3.47                                          $      1.81
                                       ==========                                           ==========
Weighted average shares outstanding    35,733,991                                           35,733,991
                                       ==========                                           ==========

 See accompanying notes to unaudited pro forma combined statement of operations.

                       PARKER & PARSLEY PETROLEUM COMPANY

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                                December 31, 1996



Note 1.     Basis of Presentation

      The accompanying Unaudited Pro Forma Combined Statement of Operations of Parker & Parsley Petroleum Company ("the Company") is presented to reflect (i) the sale of certain wholly-owned Australian subsidiaries to Santos Ltd. in March 1996, (ii) the sale of Bridge Oil Timor Sea, Inc. to Phillips Petroleum International Investment Company in June 1996 (items (i) and (ii) collectively the "Australasian Assets") and (iii) the aggregate effect of the sales of certain nonstrategic domestic oil and gas properties, gas plants, contract rights and related assets sold during the year ended December 31, 1996 (collectively the "1996 Assets Sold"). The Unaudited Pro Forma Combined Statement of Operations is presented as if the sale of the Australasian Assets and the 1996 Assets Sold occurred on January 1, 1996.

          The Company - Represents the consolidated statement of operations of Parker & Parsley Petroleum Company for the year ended December 31, 1996.

          Australasian Assets - Reflects the results of operations (before income taxes) for the year ended December 31, 1996 from the oil and gas properties and related assets prior to their sale in 1996.

          1996 Assets Sold - Reflects the results of operations (before income taxes) for the year ended December 31, 1996 from the oil and gas properties, gas plants, contract rights and related assets prior to their sale in 1996.

Note 2.     Pro Forma Entries

  (a) To adjust interest expense resulting from the application of that portion of the sales proceeds necessary to retire the Company's outstanding bank indebtedness. The proceeds applied to retire the Company's outstanding bank indebtedness of $225 million resulted in a reduction in interest expense of $4.3 million. The reduction in interest expense was calculated utilizing the Company's weighted average rate on its bank indebtedness of 6.22% for the period during 1996 which the Company had outstanding bank indebtedness.

  (b)     To adjust income tax expense for each tax jurisdiction.

                       PARKER & PARSLEY PETROLEUM COMPANY

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                                December 31, 1996



Note 3.     Income Taxes

      The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). In accordance with SFAS 109, the Company prepares separate tax calculations for each tax jurisdiction in which the Company is subject to income taxes.

      The Company's income tax provision for the year ended December 31, 1996 of $60.1 million included a provision of $16 million associated with the disposition of the Australasian Assets. The income tax provision associated with the disposition of the Australasian Assets includes $6.4 million related to the write-off of certain net operating loss carryforwards which, with the sale of the income producing assets in the Australian tax jurisdiction, will not be utilized in the future.

Note 4.     Income from Continuing Operations per Share

      Primary income from continuing operations per share is computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The computation of fully diluted income from continuing operations per share for the year ended December 31, 1996 assumes conversion of the Company's 6-1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares which increased the weighted average number of shares outstanding to 42.6 million.

Note 5.     Oil and Gas Reserve Data

      The following unaudited pro forma supplemental information regarding the oil and gas activities of the Company is presented pursuant to the disclosure requirements promulgated by the Securities and Exchange Commission and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities". The pro forma combined reserve information is presented as if the sale of the Australasian Assets and 1996 Assets Sold had occurred on January 1, 1996. Information for oil is presented in barrels (Bbls) and for gas in thousands of cubic feet (Mcf).

      The Company emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

                       PARKER & PARSLEY PETROLEUM COMPANY

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                                December 31, 1996


Quantities of oil and gas reserves

      Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1996.

                                                   Oil               Gas
                                                  (Bbls)            (Mcf)
                                                 -------           -------
                                                       (in thousands)
    Balance, January 1, 1996                     129,760           718,800
       Revisions of previous estimates            42,614           151,095
       Purchase of minerals-in-place                 300            11,494
       New discoveries and extensions              1,919            18,715
       Production                                (10,652)          (70,728)
       Sales of minerals-in-place                    -                 -
                                                 -------           -------
    Balance, December 31, 1996                   163,941           829,376
                                                 =======           =======

Standardized measure of discounted future net cash flows

    The standardized measure of discounted future net cash flow is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties plus available carryforwards and credits and applying the current tax rate to the difference.

                                                       December 31, 1996
                                                       -----------------
                                                         (in thousands)
    Oil and gas producing activities:
         Future cash inflows                              $ 7,308,921
         Future production costs                           (2,333,373)
         Future development costs                            (200,866)
                                                           ----------
         Future net cash flows before taxes                 4,774,682
         10% annual discount factor                        (2,429,313)
                                                           ----------
         Discounted future cash flows before taxes          2,345,369
         Discounted future income taxes                      (537,804)
                                                           ----------
         Standardized measure of discounted future
          net cash flows                                  $ 1,807,565
                                                           ==========
                                        8

                       PARKER & PARSLEY PETROLEUM COMPANY

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                             STATEMENT OF OPERATIONS
                                December 31, 1996



Changes relating to the standardized measure of discounted future net cash flows

      The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1996 are as follows (in thousands):

     Oil and gas sales, net of production costs              $  (273,015)
     Net changes in prices and production costs                  846,638
     Extensions and discoveries                                   53,314
     Sales of minerals-in-place                                      -
     Purchases of minerals-in-place                               20,606
     Revisions of estimated future development costs             (73,587)
     Revisions of previous quantity estimates                    579,380
     Accretion of discount                                       116,636
     Changes in production rates, timing and other               (90,966)
                                                              ----------
     Change in present value of future net revenues            1,179,006
     Net change in present value of future income taxes         (415,866)
                                                              ----------
                                                                 763,140
     Balance, beginning of year                                1,044,425
                                                              ----------
     Balance, end of year                                    $ 1,807,565
                                                              ==========

                       PARKER & PARSLEY PETROLEUM COMPANY



                               S I G N A T U R E S



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PARKER & PARSLEY PETROLEUM COMPANY





  Date:   April 3, 1997           By:   /s/ Steven L. Beal
                                        -----------------------
                                        Steven L. Beal, Senior Vice President
                                          and Chief Financial Officer